1 Apyx Medical Corporation Reports Preliminary Fourth Quarter and Full Year 2021 Revenue Results Advanced Energy Sales of approximately $14.7 to $15.0 million in Q4, up 49% to 52% year-over-year CLEARWATER, FL — JANUARY 10, 2022 - Apyx Medical Corporation (NASDAQ:APYX) (the “Company”), a maker of medical devices and supplies and the developer of Helium Plasma Technology, marketed and sold as Renuvion® in the cosmetic surgery market and J-Plasma® in the hospital surgical market, today reported preliminary revenue results for the fourth quarter and full year ended December 31, 2021. Preliminary Fourth Quarter 2021 Revenue Summary: • Total revenue in a range of $16.3 to $16.8 million, representing growth of 42% to 46% year-over-year. ◦ Advanced Energy revenue in a range of $14.7 to $15.0 million, representing growth of 49% to 52% year- over-year. ◦ OEM revenue in a range of $1.5 to $1.7 million, representing a decline of 2% year-over-year to growth of 10% year-over-year. Preliminary Full Year 2021 Revenue Summary: • Total revenue in a range of $48.0 to $48.5 million, representing growth of 73% to 75% year-over-year. ◦ Advanced Energy revenue in a range of $42.7 to $43.0 million, representing growth of approximately 92% to 93% year-over-year. ◦ OEM revenue in a range of $5.3 to $5.5 million, representing a decline of 4% to 0% year-over-year. Management Comments: “Sales results in the fourth quarter far exceeded our expectations,” said Charlie Goodwin, President and Chief Executive Officer. “Our fourth quarter sales performance was driven by strong adoption and utilization of our Renuvion® technology in the cosmetic surgery market, particularly in the U.S., where sales increased more than 100% year-over-year." Mr. Goodwin continued: “I am very proud of the great year that 2021 was for Apyx Medical Corporation, made possible by the hard work of our team members. We delivered Advanced Energy sales growth in excess of 90% in 2021 – impressive growth given the challenging operating environment this year – along with notable operational progress to advance our long-term growth strategy. The impressive demand we have seen for our innovative Helium Plasma Technology reaffirms our conviction in the compelling long-term opportunity that remains ahead. We look forward to continuing our pace of commercial traction and execution in the years to come for the benefit of both our customers and our shareholders.” This press release includes Apyx Medical Corporation’s preliminary revenue results for the quarter and year ended December 31, 2021. Apyx Medical plans to release its fourth quarter and full year 2021 results in March 2022. Actual fourth quarter and full year 2021 revenue results are subject to completion of the Company’s year-end financial closing procedures and review and audit procedures by the Company’s independent registered public accounting firm.

2 Investor Relations Contact: ICR Westwicke on behalf of Apyx Medical Corporation Mike Piccinino, CFA investor.relations@apyxmedical.com About Apyx Medical Corporation: Apyx Medical Corporation is an advanced energy technology company with a passion for elevating people’s lives through innovative products in the cosmetic and surgical markets. Known for its innovative Helium Plasma Technology, Apyx is solely focused on bringing transformative solutions to the physicians and patients it serves. The Company’s Helium Plasma Technology is marketed and sold as Renuvion® in the cosmetic surgery market and J- Plasma® in the hospital surgical market. Renuvion® offers surgeons and physicians a unique ability to provide controlled heat to the tissue to achieve their desired results. The J-Plasma® system allows surgeons to operate with a high level of precision and virtually eliminating unintended tissue trauma. The Company also leverages its deep expertise and decades of experience in unique waveforms through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Apyx Medical Corporation website at www.ApyxMedical.com. Cautionary Statement on Forward-Looking Statements: Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2020. For forward- looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.